Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
LA-Z-BOY INCORPORATED

(Adopted and effective as of December 10, 2024)

_____________________________________________________________________________________________

ARTICLE I

Name and Office

Section 1. Name. The name of this corporation is La-Z-Boy Incorporated.

Section 2. Principal Office. The principal office of the corporation shall be located at such place in or outside of the State of Michigan as the board of directors of the corporation (the “Board of Directors” or the “Board”) may from time to time determine.

Section 3. Registered Office. The registered office of the corporation shall be located at such place in the State of Michigan as the Board may from time to time determine.

Section 4. Other Offices. The corporation may also have other offices for the transaction of business located at such places, both within and without the State of Michigan, as the Board may from time to time determine.

ARTICLE II

Capital Stock and Transfers

Section 1. Share Certificates.

(A) Required Signatures. Except for shares authorized to be issued without certificates pursuant to Section 2 of this Article II, the shares of the corporation shall be represented by certificates signed by the Chair of the Board or the President or an Executive Vice President or Senior Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers of the corporation upon a certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if the signer were still such officer, transfer agent or registrar at the date of the certificate’s issue.

(B) Required Information. A certificate representing shares of the corporation shall state upon its face all of the following:

(a) That the corporation is formed under the laws of the State of Michigan.

(b) The name of the person to whom issued.

(c) The number and class of shares, and the designation of the series, if any, which the certificate represents.

Section 2. Uncertificated Shares. The Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates. Any such authorization will not affect shares already represented by certificates until the certificates are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information that would have been required on certificates under the applicable provisions of the Michigan Business Corporation Act, as amended (the “Act”), if the shares had been represented by certificates.

Section 3. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares fully endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the corporation. Upon delivery to the corporation or the transfer agent of the corporation of such evidence as the corporation may require of ownership, succession, assignment or authority to transfer shares not represented by certificates, the transaction shall be recorded upon the books of the corporation.

Section 4. Replacement of Lost, Stolen or Destroyed Share Certificates. The Board of Directors may direct or authorize an officer to direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors or authorized officer, in the Board’s or such officer’s discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, including, without limitation, requiring the owner (or the owner’s legal representative) to give the corporation an affidavit claiming that the certificate has been lost, stolen or destroyed and requiring such bond or indemnities as it deems adequate to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, stolen or destroyed.

Section 5. Transfer Agent and Registration. The Board of Directors may appoint a transfer agent and a registrar in the registration of transfers of its securities.

Section 6. Rules of Issue and Transfer. The Board of Directors shall have power and authority to make all such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of shares in the corporation.

Section 7. Registered Shareholders. The corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have express or other notice thereof, save as may be otherwise provided by the statutes of Michigan.

ARTICLE III

Shareholders and Meetings

Section 1. Annual Meeting of Shareholders. An annual meeting of shareholders of the corporation for the election of directors and for the transaction of such other business as may properly be brought before the meeting in accordance with these bylaws (as amended from time to time in accordance with the provisions hereof, these “bylaws”) shall be held at such date, time and place, if any, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication. The Board may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board.

Section 2. Special Meetings of Shareholders. Unless otherwise required by law or by the articles of incorporation of the corporation (including, without limitation, the terms of any certificate of designation with respect to any series of preferred stock), as amended and restated from time to time (the “Articles of Incorporation”), a special meeting of the shareholders for any purpose or purposes other than election of directors may be called at any date, time and place, if any, by the Chair of the Board, and in his or her absence, by the President; or by the Board of Directors. It shall be the duty of the Board of Directors, the Chair of the Board or the President to call such meeting whenever so requested in writing by shareholders owning, in the aggregate, at least seventy-five percent (75%) of the entire capital stock of the corporation entitled to vote at such special meeting. Such request shall state the purpose or purposes of the proposed meeting. The Board of Directors, the Chair of the Board or the President may postpone or reschedule any special meeting of shareholders previously called by any of them at the request of shareholders pursuant to the immediately preceding sentence, and the Board of Directors may postpone, reschedule or cancel any other special meeting of shareholders.

Section 3. Notice of Meetings of Shareholders.

(A) Notice Generally. Written notice of the time, date and place, if any, and purposes (except as provided in Section 404(2) of the Act) of all annual and special meetings and the means of remote communications, if any, by which shareholders and proxy holders may be deemed present in person and vote at such meeting shall be given by the Secretary, by or at the direction of the Board of Directors, either personally, by mail or by electronic transmission (as defined in Section 7 of Article IX below) to each shareholder of record entitled to vote at such meeting, except as otherwise provided in Section 3(B) of this Article III, not less than ten (10) days nor more than sixty (60) days before the date of such meeting. The business transacted at any special meeting of shareholders shall be limited to the purpose(s) stated in the notice.

(B) Single Notice to Shareholders with Common Address. The corporation may give the notice required by Section 3(A) of this Article III (as well as any other written notice or other written report, statement or communication it is required or permitted to provide to shareholders by the Act, the Articles of Incorporation or these bylaws) to all shareholders who share a common address by delivering one copy of it to the common address if all of the following are met:

(1) The corporation addresses the notice, report, statement or communication to the shareholders who share the common address as a group, individually, or in any other form to which any of those shareholders have not objected.

(2) At least 60 days before the first delivery of any delivery to a common address under this Section 3(B), the corporation gives notice to the shareholders who share that common address that it intends to provide only one copy of notices, reports, statements or other communications to shareholders that share a common address.

(3) The corporation has not received a written objection from any shareholder who shares a common address to deliveries under this Section 3(B) to that shareholder. If it receives such a written objection, the corporation within 30 days shall begin providing the objecting shareholder with separate copies of any notices, reports, statements or communications to the shareholders, but the corporation may deliver one copy of the notices, reports, statements or communications to all of the shareholders at that common address who have not objected.

As used in this Section 3(B), “address” means a street address, post office box, electronic mail address for electronic transmissions by electronic mail or telephone facsimile number for electronic transmissions by facsimile.

(C) Notice of Adjourned Meetings. If a meeting is adjourned to another time or place, if any, it is not necessary to give notice of the adjourned meeting if the time and place, if any, to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. A shareholder or proxy holder may be present and vote at the adjourned meeting by a means of remote communication if he or she was permitted to be present and vote by that means of remote communication in the original meeting notice. At the adjourned meeting, only business that might have been transacted at the original meeting may be transacted if a notice of the adjourned meeting is not given. If after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under Section 3(A) of this Article III.

Section 4. Presiding Officer; Conduct of Meeting. The Chair of the Board, or in his or her absence, the President, or in his or her absence, the Lead Director, or in his or her absence, such director or Vice President as the Board of Directors may designate, shall preside at any meeting of shareholders. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the presiding person of any meeting of shareholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting (whether or not a quorum is present), to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized proxies, or such other persons as the presiding person shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state and local laws and regulations including, without limitation, those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting; and (l) any rules, regulations or procedures as the presiding person may deem appropriate regarding the participation by means of remote communication of shareholders and proxy holders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The Board of Directors or the presiding person of a meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine and declare to the meeting that a matter or business was not properly brought before the meeting, and, if the Board of Directors or the presiding person should so determine, the Board of Directors or the presiding person shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Except to the extent determined by the Board of Directors or the presiding person of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 5. Vote of Shareholders; Proxies. At every meeting of shareholders, each shareholder entitled to vote thereat may cast such vote or votes either in person or by proxy, but no proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. A shareholder entitled to vote at a meeting of shareholders may authorize one or more persons to act for such shareholder by proxy using any method permitted by the Act, including the execution of a writing authorizing another person or persons to act for the shareholder as proxy. Subject to revocability as provided in the Act, a proxy which is entitled “irrevocable proxy”, and which states that it is irrevocable, is irrevocable if, and only as long as, it is coupled with an interest sufficient in law or under the Act to make such proxy irrevocable.

Section 6. Quorum of Shareholders; Adjournment; Participation by Remote Communication.

(A) The holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote thereat, represented in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series represented in person or represented by proxy shall constitute a quorum entitled to take action with respect to such vote. If, however, such quorum shall not be present or represented at any meeting of the shareholders, either the person presiding at the meeting or the shareholders present in person or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time, in the manner provided in Section 6(B) of this Article III, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

(B) Any meeting of shareholders may be adjourned or recessed from time to time to reconvene at the same or some other place, if any, by the presiding person of the meeting (whether or not a quorum is present) or by the vote of a majority of the total combined voting power of the then-outstanding shares of capital stock present in person or represented by proxy at the meeting, though less than a quorum.

(C) Subject to any guidelines and procedures adopted by the Board, shareholders and proxy holders that are not physically present at a meeting of shareholders may participate in a shareholders’ meeting by conference telephone or by other means of remote communication if all of the following are met: (a) the use of the means of remote communication is authorized by the Board in its sole discretion, (b) the means of remote communication meet the following requirements: (i) the corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder, (ii) the corporation implements reasonable measures to provide each shareholder and proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings, and (iii) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the corporation and (c) all participants are advised of the means, if any, of remote communication. Participation in a meeting pursuant to this Section 6(C) of this Article III constitutes presence in person at such meeting for purposes of these bylaws. The Board may hold a meeting of shareholders conducted solely by means of remote communication.

Section 7. Required Vote.

(A) If a quorum is present, for any matter brought before any meeting of shareholders of the corporation, other than the election of directors, such matter shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action, unless a greater vote is required in the Articles of Incorporation or the Act . Abstaining from a vote or submitting a ballot marked “abstain” with respect to an action is not a vote cast on that action. Except as provided in the Articles of Incorporation, every shareholder having the right to vote shall have one vote for each share of stock having voting power registered in such shareholder’s name on the books of the corporation. Such votes may be cast in person or by proxy as provided in Section 5 of this Article III.

(B) Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the election of directors at all meetings of shareholders at which directors are to be elected shall be by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.

Section 8. Removal. Subject to the rights of holders of any series of preferred stock with respect to the election of directors, the shareholders shall have power by the affirmative vote of a majority of outstanding shares entitled to vote at an election of directors to remove any director from office, with or without cause, at any meeting of shareholders called expressly for that purpose.

Section 9. List of Shareholders Entitled to Vote. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof. The list shall:

(A) Be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder.

(B) Be produced at the time and place, if any, of the meeting.

(C) Be subject to inspection by any shareholder during the whole time of the meeting.

(D) Be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to shareholders of the corporation. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 10. Record Date for Determination of Shareholders.

(A) For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the Board of Directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Section, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting.

(B) For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the Board of Directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall not be more than sixty (60) days before the payment of the share dividend or distribution or allotment of a right or other action. If a record date is not fixed, the record date shall be the close of business on the day on which the resolution of the Board of Directors relating to the corporate action is adopted.

Section 11. Inspectors of Election. The Board of Directors may appoint one or more inspectors of election to act at the meeting or any adjournment thereof. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the corporation. If inspectors are not so appointed, the person presiding at a shareholders’ meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one or more inspectors. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote as certified by the inspectors.

Section 12. Notice of Shareholder Business and Nominations.

The procedures set forth in this Section 12 are the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, together with the rules and regulations promulgated thereunder, the “Exchange Act”), and included in the corporation’s notice of meeting) at a meeting of shareholders.

(A) Annual Meetings of Shareholders.

(1) Any shareholder nomination of persons for election to the Board of Directors and any shareholder proposal of other business (other than a proposal included in the corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Exchange) to be considered by the shareholders may only be made at an annual meeting of shareholders by a shareholder of the corporation who:

(a) is a shareholder of record at the time of giving of notice provided for in this Section 12 through the time of the annual meeting;

(b) is entitled to vote at the meeting; and

(c) complies with the notice procedures set forth in this Section 12 as to such business or nomination.

For the avoidance of doubt, compliance with the foregoing clause (1) shall be the exclusive means for a shareholder to make nominations, or to propose any other business, at an annual meeting of shareholders. Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the shareholders may also be made by the Board of Directors at an annual meeting of shareholders pursuant to, and in compliance with, Section 13 of Article IV.

(2) In addition to any other applicable requirements, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 12(A)(1) of this Article III, the shareholder must have given timely notice thereof in proper written form to the Secretary, and, in the case of business other than nominations, such business must be a proper matter for shareholder action. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the corporation not earlier than the one hundred twentieth (120th) day and not later than the Close of Business (as defined below) on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date or if no annual meeting was held in the preceding year, notice by the shareholder, to be timely, must be so received not earlier than the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the Close of Business on the later of (i) the ninetieth (90th) day prior to the date of such annual meeting or (ii) if the first Public Announcement (as defined below) of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting or the Public Announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(3) To be in proper form, the notice of any shareholder of record giving notice (each, a “Noticing Party”), whether given pursuant to this Section 12(A) or Section 12(B) of this Article III, to the Secretary must set forth:

(a) as to the Noticing Party:

(i) the name and address of such Noticing Party and each Shareholder Associated Person (as defined below) (including, as applicable, as they appear on the corporation’s books);

(ii) the class or series and number of shares of the corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Noticing Party or any Shareholder Associated Person (including any rights to acquire beneficial ownership at any time in the future whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and the date or dates on which such shares were acquired;

(iii) the name of each nominee holder for any securities of the corporation owned beneficially but not of record by such Noticing Party or any Shareholder Associated Person and a description of any pledge by such Noticing Party or any Shareholder Associated Person with respect to any of such securities;

(iv) a description of all agreements, arrangements or understandings, written or oral, (including, without limitation, any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation rights or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such Noticing Party or any Shareholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Shareholder Associated Person with respect to securities of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation (any of the foregoing, a “Derivative Instrument”) ;

(v) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the corporation), of such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the corporation), any Shareholder Associated Person in the corporation or any Affiliate (as defined below) thereof, or in the proposed business or nomination(s) to be brought before the meeting by such Noticing Party, other than an interest arising from the ownership of corporation securities where such Noticing Party or such Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(vi) a description of all agreements, arrangements or understandings, written or oral, (A) between or among such Noticing Party and any of the Shareholder Associated Persons or (B) between or among such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the corporation), any Shareholder Associated Person, and any other person or entity (naming each such person or entity), in each case, relating to acquiring, holding, voting or disposing of any securities of the corporation, including, without limitation, any proxy (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A);

(vii) any rights to dividends on the shares of the corporation owned beneficially by such Noticing Party or any Shareholder Associated Person that are separated or separable from the underlying shares of the corporation;

(viii) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Shareholder Associated Person (A) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (B) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(ix) any Derivative Instruments in or beneficial ownership of any securities of (in each case, with a market value of more than $1,000,000) any manufacturer, distributor or retailer of residential furniture that has, based on public information or the knowledge of the Noticing Party, total annual sales in the United States for the last completed fiscal year of at least $500,000,000 (a “Principal Competitor”) held by such Noticing Party or any Shareholder Associated Person;

(x) any direct or indirect interest (other than solely as a result of security ownership) of such Noticing Party or any Shareholder Associated Person in any agreement with the corporation, any Affiliate of the corporation or any Principal

Competitor (including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement);

(xi) a representation that (A) neither such Noticing Party nor any Shareholder Associated Person has breached any agreement, arrangement or understanding with the corporation except as disclosed to the corporation pursuant hereto and (B) such Noticing Party and Shareholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 12;

(xii) a description of the investment strategy or objective, if any, of such Noticing Party or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the corporation;

(xiii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Shareholder Associated Person with respect to the corporation (regardless of whether such person or entity is actually required to file a Schedule 13D);

(xiv) a certification regarding whether such Noticing Party and each Shareholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such person’s acquisition of securities of the corporation and such person’s acts or omissions as a shareholder of the corporation, if such person is a shareholder of the corporation; and

(xv) all other information relating to such Noticing Party or any Shareholder Associated Person that would be required to be disclosed in a proxy statement in connection with solicitations of proxies by such Noticing Party or any Shareholder Associated Person for, as applicable, the business proposed and/or for the election of any Proposed Nominee in a contested election pursuant to the Proxy Rules (as defined below);

provided, however, that the disclosures in the foregoing subclauses (i) through (xv) shall not include any such disclosures with respect to the ordinary course business activities of any depository or any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the shareholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner (any such entity, an “Exempt Party”).

(b) as to any other business that such Noticing Party proposes to bring before the meeting:

(i) a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(ii) the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Articles of Incorporation or these bylaws, the language of the proposed amendment); and

(iii) all other information relating to such business that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such

Noticing Party or any Shareholder Associated Person in support of such proposed business pursuant to the Proxy Rules;

(c) set forth, as to each person, if any, whom such Noticing Party proposes to nominate for election or reelection to the Board of Directors (each, a “Proposed Nominee”):

(i) the name, age, business address and residence address of such Proposed Nominee;

(ii) the principal occupation and employment of such Proposed Nominee;

(iii) a written questionnaire as contemplated by and in accordance with Section 13 of Article IV completed by such Proposed Nominee;

(iv) a written representation and agreement completed by such Proposed Nominee in the form required by the corporation (which form shall be provided by the Secretary upon written request of any shareholder of record within ten (10) days after receiving such request) providing that such Proposed Nominee: (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee with respect to the corporation that has not been disclosed to the corporation; (III) will, if elected as a director of the corporation, comply with all applicable rules of any securities exchanges upon which the corporation’s securities are listed, the Articles of Incorporation, these bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (IV) consents to being named as a nominee in the corporation’s proxy statement and form of proxy for the meeting; (V) intends to serve a full term as a director of the corporation, if elected; and (VI) will provide facts, statements and other information in all communications with the corporation and its shareholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect;

(v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee, on the one hand, and any Noticing Party or any Shareholder Associated Person (other than such Proposed Nominee), on the other hand, or that such Proposed Nominee knows any of such Proposed Nominee’s Associates (as defined below) has with any Noticing Party or any Shareholder Associated Person (other than such Proposed Nominee), including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Noticing Party and any

Shareholder Associated Person (other than such Proposed Nominee) were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;

(vi) a description of any business or personal interests that would reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the corporation or any of its subsidiaries;

(vii) the date(s) of first contact between the Noticing Party or any Shareholder Associated Person, on the one hand, and the Proposed Nominee, on the other hand, with respect to any proposed nomination(s) of any person(s) (including the Proposed Nominee) for election as a director of the corporation; and

(vii) all other information relating to such Proposed Nominee or such Proposed Nominee’s Associates that would be required to be disclosed in a proxy statement in connection with solicitations of proxies by such Noticing Party or any Shareholder Associated Person for election of directors in a contested election pursuant to the Proxy Rules; and

(d) a representation that such Noticing Party intends to appear or cause a Qualified Representative (as defined below) of such Noticing Party to appear at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Noticing Party (or a Qualified Representative of such Noticing Party) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation;

(e) a description of any pending or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the corporation), threatened legal proceeding or investigation in which such Noticing Party or any Shareholder Associated Person is a party or participant directly involving or directly relating to the corporation or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the corporation), any officer, director or Affiliate of the corporation;

(f) identification of the names and addresses of other shareholders (including beneficial owners) known by such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the corporation) to provide financial support of the nomination(s) or other business proposal(s) submitted by such Noticing Party and, to the extent known, the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s); and

(g) a representation from such Noticing Party as to whether such Noticing Party or any Shareholder Associated Person intends or is part of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) that intends (i) to deliver a proxy statement and/or form of proxy to a number of holders of the corporation’s voting shares reasonably believed by such Noticing Party to be sufficient to approve or adopt the business to be proposed or elect the Proposed Nominees, as applicable, (ii) to solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (iii) to engage in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.

In addition to the information required above, the corporation may require any Noticing Party to furnish such other information that would reasonably be expected to be material to a reasonable shareholder’s understanding of (i) any item of business proposed by such Noticing Party under this Section 12, (ii) the solicitation of proxies from the corporation’s shareholders by the Noticing Party (or any Shareholder Associated Person), (iii) the eligibility, suitability or qualifications of a Proposed Nominee to serve as a director of the corporation or (iv) the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the corporation. If requested by the corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within ten (10) days after it has been requested by the corporation.

(4) Notwithstanding anything in the second sentence of Section 12(A)(2) of this Article III to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 12 will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the corporation not later than the Close of Business on the tenth day following the day on which such Public Announcement is first made by the corporation.

(B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (or any supplement thereto) (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) provided that the Board of Directors has determined that one or more directors will be elected at the meeting pursuant to the corporation’s notice of meeting, by any shareholder of the corporation who:

(1) is a shareholder of record at the time of giving of notice provided for in this Section 12(B) through the time of the special meeting;

(2) is entitled to vote at the meeting and upon such election; and

(3) complies with the notice procedures set forth in this Section 12(B).

In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, in addition to any other applicable requirements, for director nominations to be properly brought before a special meeting by a shareholder pursuant to the foregoing clause (B), such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, such notice must be received by the Secretary at the principal executive offices of the corporation not earlier than the 120th day prior to the date of the special meeting and not later than the Close of Business on the later of (I) the 90th day prior to the date of the special meeting and (II) if the first Public Announcement of the date of the special meeting is less than 100 days prior to the date of the special meeting, the tenth day following the day on which Public Announcement is first made by the corporation of the date of the special meeting and of the purpose of such special meeting to be electing one or more directors to the Board. In no event shall any adjournment, recess, postponement, judicial stay or rescheduling of a special meeting or the Public Announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper written form, such shareholder’s notice shall include all information required pursuant to Section 12(A)(3) of this Article III as if such notice were being submitted in connection with an annual meeting of shareholders.

(C) General.

(1) The number of Proposed Nominees a shareholder may include in a notice submitted pursuant to this Section 12 may not exceed the number of directors to be elected at such meeting (based on public disclosure by the corporation prior to the date of such notice), and, for the avoidance of doubt, no shareholder shall be entitled to identify any additional or substitute persons as Proposed Nominees following the expiration of the time periods set forth in Section 12(A) and Section 12(B), as applicable. Except as otherwise provided by law, the Board of Directors or the presiding person of a meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these bylaws, and, if the Board of Directors or the presiding person determines that any proposed nomination or business was not properly brought before the meeting, the presiding person shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the corporation. Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law, if the Noticing Party (or a Qualified Representative of the Noticing Party) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of shareholders of the corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the corporation.

(2) A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section 12, if necessary, such that the information provided or required to be provided in such notice shall be true and correct in all material respects (a) as of the record date for determining the shareholders entitled to receive notice of the meeting and (b) as of the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the corporation (x) not later than the Close of Business five (5) business days after the record date for determining the shareholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (a)) and (y) not later than the Close of Business seven (7) business days prior to the date of the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (b)), (II) be made only to the extent that information has changed in any material respect since such Noticing Party’s prior submission and (III) clearly identify the information that has changed in any material respect since such Noticing Party’s prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. For the avoidance of doubt, any information provided pursuant to this Section 12(C)(2) shall not be deemed to cure any deficiencies in a notice previously delivered pursuant to this Section 12 and shall not extend the time period for the delivery of notice pursuant to this Section 12. If a Noticing Party fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 12.

(3) If any information submitted pursuant to this Section 12 by any Noticing Party proposing individuals to nominate for election or reelection as a director or business for consideration at a shareholder meeting shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 12. Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the corporation of any material inaccuracy or change in any information submitted pursuant to this Section 12 (including if any Noticing Party or any Shareholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 12(A)(3)(g)(ii) of this Article III) within two (2) business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the

Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (a) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 12 and (b) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 12 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 12.

(4) If (a) any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (b) (I) such Noticing Party or Shareholder Associated Person subsequently either (x) notifies the corporation that such Noticing Party or Shareholder Associated Person no longer intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such Noticing Party or Shareholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (II) no other Noticing Party or Shareholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) to the corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these bylaws, still intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the corporation). Upon request by the corporation, if any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(5) For purposes of this Section 12:

(a) “Affiliate” and “Associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act;

(b) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act;

(c) “Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day;

(d) “Proxy Rules” shall mean Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(d) “Public Announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder;

(e) a “Qualified Representative” of a Noticing Party means (i) a duly authorized officer, manager or partner of such Noticing Party or (ii) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the corporation prior to the making of any nomination or proposal at a shareholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of shareholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of shareholders; and

(f) “Shareholder Associated Person” shall mean, with respect to a Noticing Party and, if different from such Noticing Party, any beneficial owner of shares of stock of the corporation on whose behalf such Noticing Party is providing notice of any nomination or other business proposed:

(i) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with such Noticing Party or such beneficial owner(s) with respect to acquiring, holding, voting or disposing of any securities of the corporation,

(ii) any Affiliate or Associate of such Noticing Party (other than any Noticing Party that is an Exempt Party) or such beneficial owner(s),

(iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party or such beneficial owner(s) with respect to any proposed business or nominations, as applicable, under these bylaws,

(iv) any beneficial owner of shares of stock of the corporation owned of record by such Noticing Party (other than any Noticing Party that is an Exempt Party) and

(v) any Proposed Nominee.

(6) Any written notice, supplement, update or other information required to be delivered by a shareholder to the corporation pursuant to this Section 12 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices and shall be deemed not to have been delivered unless so given.

(7) In addition to complying with the requirements of this Section 12, a shareholder must also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights:

(a) of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act;

(b) of shareholders to request inclusion of nominees in the corporation’s proxy statement pursuant to the Proxy Rules; or

(c) of the holders of any series of preferred stock if and to the extent provided for under law, the Articles of Incorporation or these bylaws.

ARTICLE IV

Directors

Section 1. Number and Powers of Directors. The business and affairs of the corporation shall be managed by a Board of Directors. The number of directors which shall constitute the whole Board shall be not less than eight (8) or more than fourteen (14). The number of directors which shall constitute the whole Board of Directors shall be as determined exclusively from time to time by resolution of the Board of Directors, subject to the rights of the holders of any series of preferred stock with respect to the election of directors, if any. The directors shall be elected at the annual meeting of the shareholders, as detailed hereinafter. When acting as such, the Board of Directors may exercise all powers and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or these bylaws directed or required to be exercised or done by the shareholders.

Section 2. Term of Office. The Board of Directors shall consist of one class. Each director shall hold office until the annual meeting following his or her election and until his or her successor shall have been elected and qualified, or until his or her earlier death, resignation or removal.

Section 3. Regular Meetings of Board. Regular meetings of the Board of Directors may be held without notice promptly after the adjournment of each annual shareholders’ meeting at the place of such annual shareholders’ meeting, if any, and on such other dates, at such other times and at such other places as shall from time to time be determined by the Board.

Section 4. Special Meetings of Board. Special meetings of the Board of Directors may be called by the Chair of the Board, the President, the Lead Director or any four members of the Board of Directors.
Section 5. Notice. Notice of any meeting of the Board, except those meetings specified in Section 7 of this Article IV, stating the place, date and time of the meeting shall be given to each director by mail posted not less than five days before the date of the meeting, by nationally recognized overnight courier deposited not less than two days before the date of the meeting or by email, facsimile or other means of electronic transmission delivered or sent not less than 24 hours before the date and time of the meeting, or, in the case of special meetings, on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. If mailed or sent by overnight courier, such notice shall be deemed to be given at the time when it is deposited in the United States mail with first class postage prepaid or deposited with the overnight courier. Notice by facsimile or other electronic transmission shall be deemed given when the notice is transmitted. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in any notice of any meeting.

Section 6. Quorum and Required Vote. A majority of the directors then in office shall constitute a quorum for the transaction of business unless a greater number is required by law or by the Articles of Incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, these bylaws, or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 7. Annual Meeting; Election of Chair and Lead Director. The Board of Directors shall elect the Chair of the Board from among the directors and a Lead Director (when the Chair of the Board is not an independent director, as determined by the Board of Directors) from among the independent directors, such elections to be held at the meeting of the Board following each annual shareholders’ meeting. No notice of such meeting shall be necessary in order to legally constitute the meeting, provided a quorum shall be present. The Board of Directors also may elect the Chair of the Board or a Lead Director at other times and from time to time as the Board may deem necessary or appropriate.

Section 8. Vacancies. All vacancies occurring in the Board of Directors, whether caused by resignation, death, increase in the number of directors constituting the whole Board or otherwise, may be filled by the shareholders, the Board or, if the directors remaining in office constitute fewer than a quorum of the Board, the affirmative vote of a majority of all the directors remaining in office. A director elected to fill a vacancy shall be elected for a term expiring at the next annual shareholders’ meeting.

Section 9. Committees of Directors. The Board of Directors, by resolution passed by a majority of the whole Board, shall designate standing audit, compensation and nominating and governance committees and may designate one or more other committees, each committee to consist of one or more of the directors of the corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these bylaws, shall have and may exercise all of the power and authority of the Board of Directors in the management of the business and affairs of the corporation, but no such committee shall have the power or authority to amend the Articles of Incorporation (except that a committee may prescribe the relative rights and preferences of the shares of a series to the extent the Board of Directors has authority to do so), adopt an agreement of merger or share exchange, recommend to shareholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommend to the shareholders the dissolution of the corporation or revocation of a dissolution, amend these bylaws or fill vacancies in the Board, and unless a resolution of the Board of Directors, the Articles of Incorporation or these bylaws expressly so provides, no such committee shall have the power or authority to declare a distribution or dividend or to authorize the issuance of stock. Unless otherwise provided in a resolution of the Board of Directors, the Articles of Incorporation or these bylaws, a committee may create one or more subcommittees consisting of one or more members of the committee, and the committee may delegate all or part of its power or authority to a subcommittee.

Section 10. Compensation of Directors. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of them, shall have authority to fix the compensation of all directors for services to the corporation as directors, officers or otherwise. A director shall not be precluded from serving the corporation in any other capacity and receiving compensation therefor.

Section 11. Action by Written Consent. Unless otherwise restricted by the Articles of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if, before or after the action, all members of the Board then in office or all members of the committee then in office, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes or proceedings of the Board or committee.

Section 12. Participation in Meeting by Remote Communication. A member of the Board of Directors or of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

Section 13. Nomination of Director Candidates. Nomination of candidates for election as directors of the corporation at any meeting of shareholders called for election of directors may be made by the Board of Directors or by any shareholder entitled to vote at such meeting but only in accordance with the procedure outlined herein.

(A) Procedure for Nominations by the Board of Directors. Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of the Board of Directors in lieu of a meeting, and such nominations shall be reflected in the minute books of the corporation as of the date made. At the request of the Secretary of the corporation each nominee proposed by the Board of Directors shall provide the corporation with such information concerning himself or herself as is required, under the rules of the Securities and Exchange Commission, to be included in the corporation’s proxy statement soliciting proxies for his or her election as a director.

(B) Procedure for Nominations by Shareholders. Nominations by shareholders may only be made by complying with the procedures set forth in Section 12 of Article III.

(C) Questionnaires. To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person, which questionnaire shall be in the form provided by the Secretary (and in the case of any nominee who is a Proposed Nominee, such form shall be provided by the Secretary upon written request by any shareholder of record within ten (10) days after receiving such request).

(D) Interviews. To be eligible to be a nominee for election or reelection or appointment as a director of the corporation, a person must, within 10 days following any reasonable request therefor from the Board of Directors or any committee thereof, make himself or herself available to be interviewed by the Board of Directors (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter reasonably related to such person’s candidacy or service as a director of the corporation.
Section 14. Chair of the Board. The Chair of the Board shall be selected by, and from among the membership of, the Board of Directors. Except as otherwise indicated in these bylaws, the Chair of the Board shall establish, in collaboration with the President and Lead Director, the agendas for, and preside at, all meetings of the shareholders and of the Board of Directors. He or she shall sign stock certificates as provided in Section 1 of Article II, and shall perform such other duties and functions as shall be assigned him or her from time to time by the Board of Directors. Except where by law the signature of the President of the corporation is required, the Chair of the Board shall possess the same power and authority as the President to sign all certificates, contracts, instruments, papers and documents of every conceivable kind and character whatsoever, in the name of and on behalf of the corporation, as may be authorized by the Board of Directors. In case of the absence or the disability of the Chair of the Board, his or her duties shall be performed by the Lead Director, and in the absence of the Lead Director, by the President (if he or she is a director) or, with respect to a shareholder meeting, by the President (or any such Vice President, Senior Vice President or Executive Vice President as the Board of Directors may designate).

Section 15. Lead Director. If the Chair of the Board does not meet the criteria for an independent director as determined by the Board of Directors, the directors determined to be independent shall elect a Lead Director, from the membership of the independent directors of the Board. During the absence or disability of the Chair of the Board, the Lead Director shall preside at all meetings of the Board of Directors, or while both such offices are vacant for any reason, the Lead Director of the Board shall have and may exercise any and all of the powers and duties of the Chair of the Board. The Lead Director shall preside over the executive sessions of the directors determined to be independent and serve as a liaison between the Chair of the Board and the Board of Directors. The Lead Director shall have those powers and duties as shall be assigned to him or her from time to time by the Board of Directors. In the absence of the Lead Director at any meeting of the Board of Directors, the Chair of the Nominating and Governance Committee shall act as Lead Director for the purpose and duration of such meeting.

ARTICLE V

Officers

Section 1. In General. The officers of the corporation shall include a President, a Secretary and a Treasurer, and may include one or more Vice Presidents, Senior Vice Presidents or Executive Vice Presidents and such Assistant Secretaries and Assistant Treasurers or other officers as the Board of Directors or the President deems necessary or appropriate from time to time. Any of the aforementioned offices, except those of President and Vice President or Senior Vice President or Executive Vice President, of Treasurer and Assistant Treasurer or of Secretary and Assistant Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument or document in more than one capacity. Officers shall be elected by the Board of Directors at the meeting of the Board following each annual shareholders’ meeting; provided, however, that the President shall be empowered to appoint from time to time officers of the corporation who are not “executive officers” as defined in Rule 3b-7 under the Exchange Act. As and whenever it determines the same to be appropriate, the Board of Directors may designate the President, an Executive Vice President, a Senior Vice President, a Vice President or the Treasurer as the Chief Financial Officer of the corporation, and any such officer so designated (while he or she continues to hold the office held at the time of such designation and until such designation is revoked or a different officer is so designated by the Board of Directors) may identify himself or herself and execute instruments and other documents using the title of Chief Financial Officer. Each officer of the corporation shall hold office from election until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time by the Board of Directors, and any officer who may be appointed by the President may be removed at any time by the President. Any officer may resign upon notice given in writing or electronic transmission to the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event. Any vacancy occurring in any office of the corporation shall be filled in the manner prescribed in this Article V for the regular election to such office.

Section 2. President and Chief Executive Officer. The President shall be (and may identify himself or herself and execute instruments and other documents using the title of) the Chief Executive Officer of the corporation and shall, in general, supervise and manage the business affairs of the corporation, including but not limited to, discharging all duties normally and customarily incident to the office of the President and Chief Executive Officer of a corporation and such other duties and functions as shall be assigned to him or her from time to time by the Board of Directors.

Section 3. Vice Presidents. The Board of Directors may elect or appoint one or more Vice Presidents and may designate one or more Vice Presidents as Senior Vice Presidents or Executive Vice Presidents. Unless the Board of Directors shall otherwise provide by resolution duly adopted by it, or as otherwise provided in these bylaws, such of the Vice Presidents as shall have been designated Executive or Senior Vice Presidents in the order specified by the Board of Directors shall perform the duties and exercise the powers of the President during the absence or disability of the President if the office of the President is vacant. The Vice Presidents shall perform such other duties as may be delegated to them by the Board of Directors or the President.

Section 4. Secretary and Assistant Secretaries. The Secretary shall issue notices of all Board of Directors’ and shareholders’ meetings, and shall attend and keep the minutes of the same; shall be custodian of the corporate seal and all stock certificates of the corporation; and shall perform all such other duties as are incident to his or her office. The Secretary shall act as secretary at each meeting of the Board of Directors or committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors, the Assistant Secretary or Assistant Secretaries shall perform the duties of secretary at such meeting, and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the chairperson of the meeting may appoint any person to act as secretary of the meeting. The Secretary shall also perform such duties as are assigned to him or her from time to time by the Board of Directors. The Assistant Secretary or Assistant Secretaries, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

Section 5. Treasurer and Assistant Treasurers. The Treasurer shall perform all the duties incident to the office of treasurer required by the Act and such other duties as from time to time may be delegated to him or her by the Board of Directors, the President or a Senior Vice President or Executive Vice President designated as the corporation’s chief financial officer. If required by the Board of Directors, he or she shall keep in force a bond, in form and amount and with a surety or sureties satisfactory to the Board of Directors, conditioned for faithful performance of the duties of his or her office, and for restoration to the corporation in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his or her possession or under his or her control belonging to the corporation. The Assistant Treasurer or Assistant Treasurers, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer. If required by the Board of Directors, any Assistant Treasurer also shall keep in force a bond as provided in this Section.

Section 6. Indemnification of Directors, Officers and Others. Pursuant to the provisions of Article XI of the Articles of Incorporation of the corporation, the corporation shall indemnify any of its directors and officers and may indemnify any of its employees and agents (in each case including such person’s heirs, executors, administrators and legal representatives) in accordance with the following provisions of this bylaw:

(A) Indemnification of Directors and Officers: Claims by Third Parties. The corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, indemnify any person who is or was a director or officer of the corporation (an “Indemnitee”) who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(B) Indemnification of Directors and Officers: Claims Brought by or in the Right of the Corporation. The corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, indemnify an Indemnitee who was or is a party or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made under this Section B for a claim, issue or matter in which the Indemnitee has been found liable to the corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

(C) Actions Brought by the Indemnitee. Notwithstanding the provisions of Subsections A and B of this Section 6, the corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee, unless such action, suit, proceeding or claim (or part thereof): (i) was authorized by the Board of Directors of the corporation; or (ii) was brought or made to enforce this Section 6 and the Indemnitee has been successful in such action, suit, proceeding or claim (or part thereof).

(D) Approval of Indemnification. Except as otherwise provided in Subsection G of this Section 6, an indemnification under Subsection A or B of this Section 6, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Subsection A or B of this Section 6, as the case may be, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways: (1) by a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit or proceeding; (2) if a quorum cannot be obtained in subsection (1), then by majority vote of a committee of directors duly designated by the Board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding; (3) in a written opinion by independent legal counsel selected either (x) by the Board or a committee thereof in the manner prescribed in subsection (1) or (2), or (y) if a quorum of the Board cannot be obtained under subsection (1) and a committee cannot be designated under subsection (2), by the Board; (4) by all independent directors who are not parties or threatened to be made parties to the action, suit or proceeding; or (5) by the shareholders, but the shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted.

(E) Advancement of Expenses. The corporation may pay or reimburse the reasonable expenses incurred by an Indemnitee who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding if all of the following apply: (1) the Indemnitee furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Subsections A and B of this Section 6; (2) the Indemnitee furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if is ultimately determined that he or she did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Act. The undertaking required by subsection (2) must be an unlimited general obligation of the Indemnitee but need not be secured. Determinations of payments under this Section 6 shall be made in the manner specified in Subsection D of this Section 6.

(F) Partial Indemnification. If an Indemnitee is entitled to indemnification under Subsection A or B of this Section 6 for a portion of expenses, including reasonable attorneys’ fees, judgments, penalties, fines and amounts paid in settlement, but not for the total amount, the corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

(G) Article Provision Eliminating or Limiting Director Liability. To the extent that the Articles of Incorporation of the corporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the Act, the corporation shall indemnify a director for the expenses and liabilities described in this Subsection G without a determination that the director has met the standard of conduct set forth in Subsections A and B of this Section 6, but no indemnification may be made except to the extent authorized in Section 564c of the Act if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the Act, or intentionally committed a criminal act. In connection with an action or suit by or in the right of the corporation as described in Subsection B of this Section 6, indemnification under this Subsection G shall be for expenses, including attorneys’ fees, actually and reasonably incurred. In connection with an action, suit or proceeding other than an action, suit or proceeding by or in the right of the corporation, as described in Subsection A of this Section 6, indemnification under this Subsection G shall be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred.

(H) Indemnification of Employees and Agents. Any person who is not covered by the foregoing provisions of this Section 6 and who is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the Board of Directors.

(I) Other Rights of Indemnification. The indemnification or advancement of expenses provided under Subsections A through H of this Section 6 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, bylaws or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in Subsections A through H of this Section 6 continues as to a person who ceases to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person.

(J) Definitions. “Other enterprises” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or its beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the corporation or its shareholders” as referred to in Subsections A and B of this Section 6.

(K) Liability Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under the pertinent provisions of the Act.

(L) Enforcement. If a claim under this Section 6 is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, a committee thereof, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the corporation (including its Board of Directors, a committee thereof, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(M) Contract with the Corporation. The right to indemnification conferred in this Section 6 shall be deemed to be a contract right between the corporation and each director or officer of the corporation who serves in any such capacity at any time while this Section 6 is in effect, and any repeal or modification of this Section 6 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

(N) Application to a Resulting or Surviving Corporation or Constituent Corporation. The definition for “corporation” found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Section 6. The indemnification and other obligations set forth in this Section 6 of the corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the corporation. Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Section 6 for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the corporation.

(O) Severability. Each and every paragraph, sentence, term and provision of this Section 6 shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation or effect of the remaining paragraphs, sentences, terms or provisions shall not be affected, and this Section 6 shall be construed in all respects as if the invalid or unenforceable matter had been omitted.

ARTICLE VI

Finance

Section 1. Deposits. The funds of the corporation shall be deposited in such banks or trust companies as the Board of Directors shall designate and shall be withdrawn only upon checks issued and signed in accordance with regulations adopted by the Board of Directors.

Section 2. Checks. All checks, drafts and orders for the payment of money shall be signed in the name of the corporation in such manner and by such officer or officers or such other person or persons as the Board of Directors shall from time to time designate for that purpose.

ARTICLE VII

Fiscal Year

Section 1. The fiscal year of this corporation shall end on the last Saturday of April each year. The fiscal year may be changed by the Board of Directors by resolution of the Board of Directors.

ARTICLE VIII

Amendments

These bylaws may be altered, amended or repealed in whole or in part and new bylaws may be adopted either:

(A) By the affirmative vote of the holders of record of not less than 67% of the outstanding stock of the corporation entitled to vote in elections of Directors; or

(B) By the affirmative vote of a majority of the Board of Directors at any meeting of the Board, or by written consent signed by all members of the Board of Directors; provided, however, no such alteration, amendment or repeal of Article VIII (a) of these bylaws shall be made by the Board of Directors or be effective unless such alteration, amendment or repeal shall be first approved by the affirmative vote of the holders of record of not less than 67% of the outstanding stock of the corporation entitled to vote in elections of directors.

ARTICLE IX

General Provisions

Section 1. Distributions in Cash or Property. The Board of Directors may authorize and the corporation may make distributions to its shareholders subject to restriction by the Articles of Incorporation and/or unless otherwise limited by the Articles of Incorporation, these bylaws or the Act.

Section 2. Reserves. The Board of Directors shall have power and authority to set apart such reserve or reserves, for any proper purpose, as the Board in its discretion shall approve, and the Board shall have the power and authority to abolish any reserve created by the Board.

Section 3. Voting Securities. Unless otherwise directed by the Board of Directors, the President or in the case of his or her absence or inability to act, the Chair of the Board, or in the case of his or her absence or inability to act, the Vice Presidents, including Senior or Executive Vice Presidents, in order of their seniority, shall have full power and authority on behalf of the corporation to attend and to act and to vote, or to execute in the name or on behalf of the corporation a consent in writing in lieu of a meeting of shareholders or a proxy authorizing an agent or attorney-in-fact for the corporation to attend and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings he or she or his or her duly authorized agent or attorney-in-fact shall possess and may exercise on behalf of the corporation any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the corporation might have possessed and exercised if present. The Board of Directors by resolution from time to time may confer like power upon any other person or persons.

Section 4. Contracts, Conveyances, Etc. When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the Chair of the Board, the President or any Vice President, and the Secretary or any Assistant Secretary, may execute the same in the name and on behalf of the corporation and may affix the corporate seal thereto. The Board of Directors shall have power to designate the officers and agents who shall have authority to execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 5. Corporate Books and Records. The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board of Directors and Board committees. The corporation shall keep at its registered office, or at the office of its transfer agent in or outside the State of Michigan, records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record. Any of the books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The corporation shall convert into written form without charge any record not in written form, unless otherwise requested by a person entitled to inspect the records.

Section 6. Seal. The seal of the corporation shall have inscribed thereon the name of the corporation and the words “Corporate Seal” and “Michigan.” The seal may be used by causing it or a facsimile to be affixed, impressed or reproduced in any other manner.

Section 7. Electronic Notices and Communications. If a notice is required or permitted by these bylaws to be given in writing, electronic transmission is written notice. “Electronic transmission” or “electronically transmitted” means any form of communication that meets all of the following:

(A) It does not directly involve the physical transmission of paper.

(B) It creates a record that may be retained and retrieved by the recipient.

(C) It may be directly reproduced in paper form by the recipient through an automated process.

If a notice or communication is permitted by these bylaws to be transmitted electronically, the notice or communication is given when electronically transmitted to the person entitled to the notice or communication in a manner authorized by the person.

Section 8. Waiver of Notice. Any shareholder or director may waive notice of any meeting before or after the meeting. Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the Act or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a shareholder or a director at any meeting shall constitute a waiver of notice of such meeting, except where such person attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the shareholders or any regular or special meeting of the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting unless so required by law.

Section 9. Forum for Certain Actions.

(A)    Forum. Unless a majority of the Board of Directors, acting on behalf of the corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Circuit Courts of the State of Michigan or, if no such Circuit Court has jurisdiction, another state court located within the State of Michigan or, if no court located within the State of Michigan has jurisdiction, the federal district court for the Eastern District of Michigan, Southern Division, to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim against the corporation or any of its directors, officers or other employees arising pursuant to any provision of the Act, these bylaws or the Articles of Incorporation or (iv) any action asserting a claim against the corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Michigan, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the Board of Directors, acting on behalf of the corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933, as amended.

(B) Personal Jurisdiction. If any action the subject matter of which is within the scope of the first sentence of subparagraph (A) of this Section 9 is filed in a court other than a court located within the State of Michigan (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Michigan in connection with any action brought in any such court to enforce subparagraph (A) of this Section 9 (an “Enforcement Action”) and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

(C) Enforceability. If any provision of this Section 9 shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 9, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

(D) Notice and Consent. For the avoidance of doubt, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Section 9.